UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2014

ABAKAN INC.

(Exact name of registrant as specified in its charter)

Nevada

000-52784

98-0507522

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

2665 S. Bayshore Drive, Suite 450, Miami, Florida  33133

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (786) 206-5368

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 31, 2014, Abakan Inc. (“Company”), its majority owned subsidiary MesoCoat, Inc.

(“MesoCoat”) and Powdermet, Inc. (“Powdermet”), its minority owned subsidiary, entered into an

Accord and Satisfaction of Investment Agreement (“Investment Accord and Satisfaction”), in order to terminate the Investment Agreement dated 9, 2009, and accelerate  the planned acquisition of MesoCoat.

The Investment Accord and Satisfaction permitted the Company to convert its additional investment in

MesoCoat of $6,200,000 to equity, exchange part of its Powdermet shares, for part of Powdermet’s

MesoCoat shares and 2,000,000 of the Company’s shares. The result being that the Company increased its ownership position in MesoCoat to 87.5% direct and 89.9% direct and indirect ownership, in exchange it decreased its ownership position in Powdermet to 19.5% from 40.5%.

The Company intends to acquire Powdermet’s remaining shares of MesoCoat in exchange for its remaining shares of Powdermet and additional shares of the Company, on receipt of independent business valuations for MesoCoat and Powdermet that are anticipated prior to August 31, 2014.

_____________________________________________________________________________________

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

_____________________________________________________________________________________

The disclosures required by this Item 1.02 are contained in Item 1.01, above, and are incorporated as if fully restated herein.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

_____________________________________________________________________________________

(d)

Exhibit

10

Accord and Satisfaction of Investment Agreement dated May 31, 2014

_____________________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abakan Inc.

Date

By: /s/ Robert H. Miller

May 31, 2014

Name: Robert H. Miller

Title: Chief Executive Officer

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